Exhibit 99.T3A.7

CERTIFICATE OF INCORPORATION BUSINESS CORPORATIONS ACT I Hereby Certify that ESSAR TECH ALGOMA INC. was incorporated under the Business Corporations Act on November 12, 2014 at 10:56 AM Pacific Time. Issued under my hand at Victoria, British Columbia On November 12, 2014 CAROL PREST Registrar of Companies Province of British Columbia Canada ELECTRONIC CERTIFICATE Number BC1018811